EXHIBIT 4.16

                             MODIFICATION AGREEMENT

          WHEREAS, pursuant to Amended and Restated Unit Subscription Agreement made as of June 18, 2002 ("Subscription Agreement"), Amnis Systems, Inc. ("Company"), sold an aggregate of 187,500 units (the "Units") consisting of 21 shares of common stock of the Company and one warrant to purchase three shares of common stock of the Company to Alpha Capital Aktiengessellschaft and Stonestreet Limited Partnership (collectively referred to as the "Purchasers");

          WHEREAS, the Subscription Agreement provides the Purchasers with a reset option which allows the Purchasers at any time prior to June 18, 2005, but only one time per Unit, to increase the number of shares of common stock comprising such Unit (the "Reset Option"); and

          WHEREAS, the Company and Purchasers have determined that it is in the best interests of the Company to modify the terms of the Subscription Agreement.

          It is Now Therefore, agreed by the Company and the Purchasers, for good and valuable consideration, receipt of which is acknowledged, that:

          1. The Purchasers waive its right to increase the number of shares of common stock comprising the remaining Units owned by Purchasers pursuant to the Reset Option in exchange for the principal amount of secured convertible notes (the "Notes") of the Company designated on Schedule A hereto.

          2. The Notes and the related Securities Purchase Agreement described above will be delivered to the Purchasers on the closing date, and will be substantially in the same form as Exhibit "A" and Exhibit "B", respectively.

          3. Except as modified herein, the Amended and Restated Unit Purchase Agreement and documents delivered in connection therewith remain in full force and effect.

          4. This Modification Agreement constitutes the binding obligation of the Company.

Dated:  _______, 2003

                                               AMNIS SYSTEMS, INC.


                                               By:_____________________________



                                               Alpha Capital Aktiengessellschaft


                                               By:_____________________________



This Modification Agreement may be signed by telecopier signature and delivered by confirmed telecopier transmission.

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                                   SCHEDULE A


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                                              PRINCIPAL NOTE AMOUNT
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Alpha Capital Aktiengessellschaft             $910,120
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